Exhibit 99.1

Press release

FOR IMMEDIATE RELEASE	CONTACT:	Ware Grove
Chief Financial Officer
-or-
Lori Novickis
Director, Corporate Relations
CBIZ, Inc.
Cleveland, Ohio
(216) 447-9000
CBIZ REPORTS FIRST-QUARTER 2007 RESULTS
REVENUE GROWS 9.3%
EPS FROM CONTINUING OPERATIONS UP 29.4% TO $0.22 FROM $0.17 IN 2006
Cleveland, Ohio (May 3, 2007)—CBIZ, Inc. (NYSE: CBZ) today announced first-quarter results for the quarter ended March 31, 2007.
CBIZ reported revenue of $183.2 million for the first quarter ended March 31, 2007, an increase of 9.3% over the $167.5 million reported for the first quarter of 2006. Same-unit revenue increased by 8.0%, or by $13.4 million. Revenue from newly acquired operations contributed $2.5 million or 1.5% to revenue growth in the first quarter while the sale of a small office during 2007 resulted in a revenue decline of $0.2 million compared with a year ago. CBIZ reported income from continuing operations for the quarter of $14.9 million, or $0.22 per diluted share, compared with $13.2 million, or $0.17 per diluted share in the first quarter of 2006.
During the first quarter 2007, CBIZ repurchased approximately 2.5 million shares of its common stock at a cost of approximately $17.6 million. Since the end of the first quarter the Company has repurchased an additional 1.0 million shares at a cost of approximately $6.9 million through May 1, 2007.
“All of our business segments performed well in the first quarter with both revenue and contribution increases from each of our four business segments. Our same-unit revenue growth of 8.0% in the first quarter represents the fifteenth consecutive quarter of same-unit revenue growth at CBIZ,” stated Steven L. Gerard, Chairman and CEO. “With the 9.3% revenue growth in the first quarter, we are pleased to be able to report a 29.4% increase in earnings per diluted share. We are on track with our 2007 goals to grow revenue in a range of 8% to 10% and to achieve an increase in earnings per share from continuing operations of at least 20% in 2007, compared with the $0.35 per share reported for 2006,” concluded Mr. Gerard.
CBIZ will host a conference call later this morning to discuss its results. The call will be webcast in a listen-only mode over the Internet for the media and the public, and can be accessed at www.cbiz.com.

6050 Oak Tree Boulevard, South • Suite 500 • Cleveland, OH 44131• Phone (216) 447-9000 • Fax (216) 447-9007

Shareholders and analysts wishing to participate in the conference call may dial 1-866-418-3599 several minutes before 11:00 a.m. (ET). If you are dialing from outside the United States, dial 1-847-619-6341. A replay of the call will be available starting at 1:00 p.m. (ET), May 3 through midnight (ET), May 8, 2006. The dial-in number for the replay is 1-877-213-9653. If you are listening from outside the United States, dial 1-630-652-3041. The access code for the replay is 17659505. A replay of the webcast will also be available on the Company’s web site at www.cbiz.com.
CBIZ, Inc. provides professional business services that help clients better manage their finances, employees and technology. As the largest benefits specialist, one of the largest accounting, valuation and medical practice management companies in the United States, CBIZ provides its clients with integrated financial services which include accounting and tax, internal audit, Sarbanes-Oxley 404 compliance, and valuation. Employee services include employee benefits, property and casualty insurance, payroll, HR consulting and wealth management. CBIZ also provides information technology, hardware and software solutions, government relations, healthcare consulting and medical practice management. These services are provided throughout a network of more than 140 Company offices in 34 states and the District of Columbia.
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Risk factors that could cause actual results to differ include the risk of a decline in the current trend to outsource business services that may have a material adverse effect on the Company’s results of operations and the Company’s sensitivity to revenue fluctuations that could result in fluctuations in the market price for shares of the Company’s common stock. Additional risk factors are discussed in our Report on Form 10-K for the year ended December 31, 2006, and the reader is directed to these statements for a further discussion of important factors that could cause actual results to differ materially from those in the forward-looking statements.
For further information regarding CBIZ, call our Investor Relations Office at (216) 447-9000 or visit our web site at www.cbiz.com.

6050 Oak Tree Boulevard, South • Suite 500 • Cleveland, OH 44131• Phone (216) 447-9000 • Fax (216) 447-9007

CBIZ, INC.
FINANCIAL HIGHLIGHTS (UNAUDITED)
THREE MONTHS ENDED MARCH 31, 2007 AND 2006
(In thousands, except percentages and per share data)

		THREE MONTHS ENDED
	MARCH 31,
	2007	%	2006 (1)%
Revenue	$183,203	100.0%	$167,546	100.0%

Operating expenses	146,059	79.7%	135,341	80.8%

Gross margin	37,144	20.3%	32,205	19.2%

Corporate general and administrative expense	7,588	4.1%	6,732	4.0%
Depreciation and amortization expense	4,105	2.3%	3,979	2.4%

Operating income	25,451	13.9%	21,494	12.8%

Other income (expense):
Interest expense	(979)	-0.5%	(792)	-0.4%
Gain on sale of operations, net	95	0.0%	—	0.0%
Other income, net	607	0.3%	1,235	0.7%

Total other income (expense), net	(277)	-0.2%	443	0.3%

Income from continuing operations before income tax expense	25,174	13.7%	21,937	13.1%

Income tax expense	10,312		8,753

Income from continuing operations after income tax expense	14,862	8.1%	13,184	7.9%

Loss from operations of discontinued businesses, net of tax	(405)		(1,333)
Gain (loss) on disposal of discontinued businesses, net of tax	(193)		167

Net income	$14,264	7.8%	$12,018	7.2%

Diluted earnings (loss) per share:
Continuing operations	$0.22		$0.17
Discontinued operations	(0.01)		(0.01)

Net income	$0.21		$0.16

Diluted weighted average common shares outstanding	68,023		77,354

Other data from continuing operations:
EBIT (2)	$26,058		$22,729
EBITDA (2)	$30,163		$26,708

(1)	Certain amounts in the 2006 financial data have been reclassified to conform to the current year presentation to reflect the impact of discontinued operations.

(2)	EBIT represents income from continuing operations before income taxes, interest expense, and gain on divested operations. EBITDA represents EBIT as defined above before depreciation and amortization expense. The Company has included EBIT and EBITDA data because such data is commonly used as a performance measure by analysts and investors and as a measure of the Company’s ability to service debt. EBIT and EBITDA should not be regarded as an alternative or replacement to any measurement of performance under generally accepted accounting principles (GAAP).

6050 Oak Tree Boulevard, South • Suite 500 • Cleveland, OH 44131• Phone (216) 447-9000 • Fax (216) 447-9007

CBIZ, INC.
FINANCIAL HIGHLIGHTS (UNAUDITED)
THREE MONTHS ENDED MARCH 31, 2007 AND 2006
(In thousands, except percentages and per share data)

	THREE MONTHS ENDED
	MARCH 31,
	2007	2006 (3)
Revenue
Financial Services	$96,981	$88,744
Employee Services	44,305	39,140
Medical Management Professionals	29,608	28,222
National Practices	12,309	11,440

Total	$183,203	$167,546

Gross margin
Financial Services	$27,344	$25,329
Employee Services	10,654	8,582
Medical Management Professionals	3,733	3,538
National Practices	824	716

Total (1)	$37,144	$32,205
SELECT BALANCE SHEET DATA AND RATIOS

	MARCH 31,	DECEMBER 31,
	2007	2006 (3)
Cash and cash equivalents	$7,736	$12,971
Restricted cash	$15,630	$17,507
Accounts receivable, net	$133,396	$106,299
Current assets before funds held for clients	$179,124	$160,652
Funds held for clients	$88,910	$84,441
Goodwill and other intangible assets, net	$213,395	$211,929

Total assets	$544,577	$518,282

Current liabilities before client fund obligations	$77,116	$91,341
Client fund obligations	$88,910	$84,441
Convertible notes	$100,000	$100,000
Bank debt	$29,200	$—

Total liabilities	$326,543	$301,704

Treasury stock	$(194,419)	$(176,773)

Total stockholders’ equity	$218,034	$216,578

Debt to equity (4)	59.3%	46.2%
Days sales outstanding from continuing operations (2)	80	67

Shares outstanding	65,838	67,416

Basic weighted average common shares outstanding	66,344	71,004

Diluted weighted average common shares outstanding	68,023	73,052

(1)	Includes operating expenses recorded by corporate and not directly allocated to the business units of $5,411 and $5,960 for the three months ended March 31, 2007 and 2006, respectively.

(2)	At March 31, 2006 days sales outstanding was 82 days. Days sales outstanding (DSO) is provided for continuing operations and represent accounts receivable (before the allowance for doubtful accounts) and unbilled revenue (net of realization adjustments) at the end of the period, divided by trailing twelve month daily revenue. The Company has included DSO data because such data is commonly used as a performance measure by analysts and investors and as a measure of the Company’s ability to collect on receivables in a timely manner. DSO should not be regarded as an alternative or replacement to any measurement of performance under generally accepted accounting principles (GAAP).

(3)	Certain amounts in the 2006 financial data have been reclassified to conform to the current year presentation to reflect the impact of discontinued operations.

(4)	Ratio is convertible note and bank debt divided by total equity.

6050 Oak Tree Boulevard, South • Suite 500 • Cleveland, OH 44131• Phone (216) 447-9000 • Fax (216) 447-9007